Exhibit 10.57
                            RESTRUCTURING AGREEMENT

         This Restructuring Agreement (this "Agreement") is made and entered into as of the 25th day of March, 1999 (the "Effective Date") between and among Consolidated Eco-Systems, Inc., an Idaho corporation formerly known as Exsorbet Industries, Inc. ("Consolidated"), all of the wholly or partially owned subsidiaries of Consolidated (the "Subsidiaries") listed on Schedule I attached hereto (except for 7-7, Inc., an Arkansas corporation), and American Physicians Service Group, Inc., a Texas corporation ("APS").

                                R E C I T A L S:

         WHEREAS, Consolidated executed and delivered that certain Promissory Note dated November 26, 1996 (the "Original Note") in the original principal amount of Three Million Three Hundred Thousand Dollars ($3,300,000) payable to the order of APS, and secured by various security agreements, assignments and guarantees executed and granted by Consolidated and the Subsidiaries (collectively, the "Original Security Documents"), including, without limitation, those listed on Schedule II attached hereto; and

         WHEREAS, APS, Consolidated and the Subsidiaries of Consolidated executed and delivered that certain Master Refinancing Agreement dated November 6, 1997 (the "Refinancing Agreement"), pursuant to which (i) Consolidated executed and delivered to APS a renewal and replacement promissory note in the amount of $3,788,580 (the "Existing Note") in lieu of the Original Note, (ii) Consolidated and the Subsidiaries affirmed the existence and enforceability of the Original Security Documents as security for, among other things, payment of the Existing Note and (iii) Consolidated and certain of the Subsidiaries executed and delivered new security agreements and guarantees securing, among other things, payment of the Existing Note, including, without limitation, those listed on Schedule II attached hereto (all such new security agreements and guarantees, together with the Refinancing Agreement, the Original Security Documents, and all other contracts, or agreements entered into by Consolidated and/or its current or former subsidiaries and/or affiliates, with or for the benefit of APS and/or APS subsidiaries and/or affiliates, are hereinafter collectively referred to as the "Existing Security Documents");

         WHEREAS, Consolidated is in default under the Existing Note and some or all of the Subsidiaries are in default under the terms of one or more of the Existing Security Documents, and, in connection therewith, Consolidated and certain of the Subsidiaries have agreed to execute and deliver additional security documents (the "Additional Security Documents") securing, among other things, full satisfaction of all amounts owing APS under the Existing Note and Existing Security Documents; and

         WHEREAS, Consolidated has agreed to execute and deliver, and APS has conditionally agreed to accept, but only upon the terms and the prior satisfaction of certain conditions set forth herein, a new note in the original principal amount of $2,500,000, substantially in the form attached hereto as Exhibit A (the "New Note"), in renewal, replacement and extension of the Existing Note, which New Note is also to be secured pursuant to the Existing Security Documents and the Additional Security Documents; and

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

         WHEREAS, in addition to the covenants and agreements contained in the New Note, the Existing Security Documents and the Additional Security Documents (together, the "Security Documents"), Consolidated, the Subsidiaries and APS desire to memorialize certain other understandings and binding agreements between them as provided herein.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

         Section 1. Acknowledgement of Existing Debt. Consolidated and each of the Subsidiaries hereby acknowledge the existence and enforceability of the Existing Note, that all the original principal amount remains due thereunder and has been accelerated and is now fully due and owing, and that accrued and unpaid interest owed thereunder to APS through February 1, 1999, is approximately $731,800. The principal and interest due APS under the Existing Note, together with any and all expenses, fees (including attorneys' fees), costs of collection, and other amounts owed under the Existing Note and any Transaction Document, as defined in Section 7 hereof is collectively referred to herein as the "Existing Debt." Consolidated and each of the Subsidiaries acknowledges and agrees that Consolidated is currently in default under the Existing Note and one or more of the Transaction Documents, that such default is material, and that APS has not previously waived, and does not hereby waive, any breach or default, or any of its rights, under any of the Transaction Documents.

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

         Section 2. Acceptance of New Note and Deficiency Obligation. APS agrees to, upon the expiration of at least eighteen (18) months immediately following the Effective Date, accept in full satisfaction of the Existing Debt (i) the New Note and (ii) the obligation of Consolidated and the Subsidiaries to pay, upon the terms and conditions hereinafter provided, the deficiency, (the "Deficiency Obligation") between the amount of the New Note and the amount of the Existing Debt (as increased by any additional indebtedness arising hereafter under any of the Transaction Documents). Once APS accepts the New Note under the terms of this Agreement, APS agrees that its sole remedy and recourse with respect to the Deficiency Obligation will be payment by Consolidated and the Subsidiaries of the Contingent Payments (as defined in Section 4 hereof) upon the terms and conditions provided in Section 4 hereof. APS's obligation under this Section to accept the New Note and the Deficiency Obligation in replacement of the Existing Debt is further qualified by each of the following conditions (subject to waiver by APS in its sole discretion):

                  (a) Compliance with Existing Agreements. At the time of APS's acceptance of the New Note and the Deficiency Obligation (the "Exchange Date"), neither Consolidated nor any of the Subsidiaries shall be in default, and no event of default shall have previously occurred since the Effective Date, under any of the Transaction Documents, except only for: (i) default in making the scheduled payments described in the Existing Note, (ii) default under the provisions of the Refinancing Agreement (but not this Agreement) requiring submission of financial information and (iii) the provisions of Section 1 of the Refinancing Agreement requiring registration of securities of Consolidated; and

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

                  (b) Bankruptcy/Insolvency. At no time prior to and including the Exchange Date has Consolidated or any Subsidiary: (i) taken any action that could impair any collateral securing the obligations of Consolidated and/or the Subsidiaries under any of the Transaction Documents (the "Collateral"); (ii) had a receiver, trustee or custodian appointed for, or take possession of, all or substantially all of the assets of such party or any of the Collateral, either in a proceeding brought by such party or in a proceeding brought against such party; (iii) filed a petition for relief under the United States Bankruptcy Code or any other present or future federal or state insolvency, bankruptcy or similar laws (all of the foregoing hereinafter collectively called "Applicable Bankruptcy Law") or had an involuntary petition for relief filed against it under any Applicable Bankruptcy Law, or had an order for relief naming it entered under any Applicable Bankruptcy Law, or had any composition, rearrangement, extension, reorganization or other relief of debtors now or hereafter existing requested or consented to by it; or (iv) failed to have discharged within a period of ten (10) days any attachment, sequestration or similar writ levied upon, or any claim against or affecting, any property of such party; and

                  (c) Minimum Receipts. APS must have been paid a minimum of (i) all Additional Reimbursable Costs (as defined in Section 11), plus (ii) $375,000 from Consolidated and the Subsidiaries, which $375,000 shall be applied first to any penalties and interest accrued and unpaid under the Existing Debt, with any balance to be applied to principal; provided, that amounts retained by APS pursuant to Section 3(g) shall count toward the minimum receipts requirement set forth in this subsection; and

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

                  (d) Acquisition of Eco-Systems. APS and/or its affiliates must have acquired, through the Foreclosure or otherwise, all of the issued and outstanding capital stock or other equity ownership interests of Eco-Systems (as hereinafter defined), and there shall not be outstanding any right on the part of any person or entity to acquire any interest in the capital stock of, or other equity ownership interest in, Eco-Systems.

         Section 3.        Acquisition of Eco-Systems.

                  (a) Foreclosure. Consolidated and each Subsidiary hereby agrees that APS is entitled to foreclose (the "Foreclosure") on the issued and outstanding capital stock of Eco Acquisition, Inc. d/b/a Eco-Systems ("Eco-Systems"), an Arkansas corporation, pursuant to that certain Assignment and Security Agreement dated November 6, 1997, by and between APS and
Consolidated (the "Eco-Systems Security Agreement"). Consolidated and each Subsidiary (including, without limitation, Eco-Systems) acknowledges and agrees that there exists under the Eco-Systems Security Agreement an Event of Default (as defined therein), and as of the date of this Agreement, such Event of Default has not been cured. Consolidated and each Subsidiary, including, without limitation, Eco-Systems, further agrees to cooperate fully with APS in the Foreclosure, and to not take any action which could adversely impact the value of Eco-Systems up to, and/or after, the Foreclosure. Accordingly, Consolidated and each Subsidiary acknowledges and agrees that any sale conducted by APS or one of its affiliates under the Eco-Systems Security Agreement and this Agreement is hereby accepted by Consolidated and each Subsidiary as a commercially reasonable sale. APS or one of its affiliates may bid on the collateral under the Eco-Systems Security Agreement at the sale, whether public

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

or private,  and in the event it is the  successful  bidder,  all parties hereby agree that such purchase shall not be a discharge or satisfaction of Consolidated's or any Subsidiary's obligations under Section 9.505 of the Texas UCC (Texas Business and Commerce Code). Furthermore, Consolidated and each Subsidiary hereby renounces any right to notification of the Foreclosure. Any amount of value or credit arising from the Foreclosure will be applied to the Existing Debt pursuant to the terms of the applicable Existing Security Documents and will, in no event, reduce the original amount of, or any amounts due under, the New Note.

                  (b) Limitation on Foreclosure. Notwithstanding the foregoing provisions of subsection (a), APS agrees that it will not consummate the Foreclosure prior to April 1, 1999 as long as the following conditions are met:

                           (i)Compliance with Existing  Agreements. Consolidated
and each of the Subsidiaries complies in all respects with its respective obligations under each of the Transaction Documents to which it is a party (except for obligations to make the scheduled payments called for in the Existing Note); and
                           (ii)   Distributions.   Without  the  prior   written
approval of APS in each instance, Eco-Systems does not distribute any cash or other assets to Consolidated, another Subsidiary or (except to pay the obligations and expenses of Eco-Systems incurred in the ordinary course of business) any third party.

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

                           (iii) Access. APS and its  representatives is allowed
free and complete access to books, records, employees, officers, directors and assets of Eco-Systems for purposes of evaluating the business, prospects, financial condition, continued viability and value of Eco-Systems.

                  (c) Indemnification. Consolidated and each Subsidiary, jointly and severally, hereby agrees to indemnify and hold harmless (i) APS, and all of APS's affiliates, subsidiaries, employees, officers, directors, shareholders and representatives (collectively, the "APS Indemnified Parties"), from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including, without limitation, any and all taxes, court costs and attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, "Indemnified Costs") which any APS Indemnified Party may sustain or become subject to in connection with the commencement or assertion of any action, proceeding, demand or claim arising out of the Foreclosure or the ownership of any interest in Eco-Systems upon and after the Foreclosure and that is related to or arises, directly or indirectly, in whole or in part, out of matters occurring or circumstances existing on or prior to the date of the Foreclosure and (ii) APS, each APS Indemnified Party and Eco-Systems from and against any and all Indemnified Costs that are (A) incurred by, or asserted against, Eco-Systems, (B) related to any act or omission by or on behalf of Eco-Systems, Consolidated or any Subsidiary occurring on or prior to the date of Foreclosure, and (C) that are not reflected by amount, or included within an amount, shown as a liability on the balance sheet of Eco-Systems dated January 31, 1999 and provided to APS by Consolidated, a copy of which is attached hereto as Exhibit B. Furthermore, any Indemnified Cost incurred by APS or Eco-Systems that is not

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

promptly paid or reimbursed by
Consolidated pursuant to this Section shall bear interest at an annual rate of ten percent (10%).

                  (d) Issuance of Employee Stock Options. All parties hereto acknowledge and agree that, after the Foreclosure, Eco-Systems may, from time-to-time, issue employee stock options to its directors, officers and/or employees on such terms and conditions as may be approved by the Board of Directors of Eco-Systems. APS agrees that it will, during the six (6) consecutive month period beginning on the Effective Date, and only to the extent allowed under applicable law, take all actions necessary to prevent the grant of any and all employee stock options by Eco-Systems without the prior approval of Jim Connors in each instance.

                  (e) Allocation of Expenses and Corporate Overhead. Consolidated and each of the Subsidiaries acknowledges and agrees that, for any period during which APS owns a controlling interest in Eco-Systems, APS is entitled to allocate to and charge Eco-Systems for, and receive the corresponding payment for (i) direct and indirect costs for services and products provided to Eco-Systems by APS or one of its affiliates, (ii) corporate overhead associated with accounting costs, employee benefit administration costs and executive or manager salaries, incurred by APS and attributable to Eco-Systems, together with such other corporate overhead allocation as is consistent with the past practices of APS and its subsidiaries and (iii) the amount of any and all other costs, expenses, fees, liabilities or other obligations that are incurred by APS or one of its affiliates, to the extent that such amounts benefit Eco-Systems, directly or indirectly. The parties agree that no allocation to or payment by Eco-Systems pursuant to this Section will constitute payment of any of their obligations under any of the Transaction

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

Documents (including, without limitation, obligations under the Existing Debt or the New Note, as the case may be).

                  (f) Restricted Payments. Consolidated, Eco-Systems and APS each agree that any payments made by Eco-Systems to Sam Sexton after the Foreclosure, regardless of whether such payments are compensatory in nature, shall be restricted for all purposes to no greater than $10,000 per month and shall count toward the payment obligations of APS set forth in the second paragraph of Section 3(g). Consolidated, Eco-Systems and APS each further agree that after October 15, 1999, Eco-Systems will not be obligated in any manner to pay any amounts to Sam Sexton, as compensation or otherwise, except for such salary and benefits as have been approved in writing by the then current officers of Eco-Systems.

                  (g) Application of Post-Foreclosure Proceeds. APS agrees that, after the Foreclosure, APS will apply any cash dividends distributed from Eco-Systems to APS, or such subsidiaries of APS who then own equity interests in Eco-Systems, first to satisfaction of all Additional Reimbursable Costs and then to satisfaction of interest and principal under the Existing Debt, or, once the New Note has been accepted by APS pursuant hereto, to interest and principal owed under the New Note. But in the event that, prior to APS's acceptance of the New Note, APS receives cash dividends paid pursuant to this Section by Eco-Systems (excluding any portion of such amounts paid over to Consolidated pursuant to this Section) in excess of the sum of (i) all Additional Reimbursable Costs, plus (ii) $375,000, then any such excess amount will not be applied to the Existing Debt, but will rather be applied by APS as a contingent prepayment of the New Note (contingent only upon APS's acceptance of the New

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

Note); provided, however, that such excess amount will be applied to the Existing Debt in the event that APS does not accept the New Note.

                  APS further agrees that it will pay to Consolidated (or its designee) one-half of all cash dividends received on or before October 14, 1999 in respect of APS's or APS's subsidiaries' ownership of Eco-Systems. Notwithstanding the foregoing or any other provision of this Agreement, Consolidated acknowledges and agrees that amounts paid to Consolidated (or its designee) pursuant to the immediately preceding sentence will not be applied against the Existing Debt or the New Note, as the case may be. In the event APS acquires, directly or indirectly, all ownership interests in Eco-Systems through the Foreclosure, APS agrees that it will use reasonable efforts to cause Eco-Systems to distribute as dividends all excess cash that is reasonably available for distribution (using commercially prudent business judgment) after payment of Eco-Systems' obligations and expenses and establishment of reasonable reserves.

                  (h) Repurchase Option. Consolidated is hereby granted a right to purchase from APS or its affiliates all (but only all) of the capital stock of Eco-Systems that may have been acquired by APS or its affiliates through the Foreclosure (the "Repurchase Option"). But the Repurchase Option is subject to the following terms and conditions: (i) APS must have accepted the New Note upon satisfaction of the terms and conditions set forth in this Agreement, (ii) all amounts outstanding under the New Note, including all interest thereon shall have been paid, (iii) Consolidated and each of the Subsidiaries must have fully complied with all of the terms of this Agreement and the Additional Security Documents, including, without limitation, the payment of all amounts due to any APS Indemnified Parties and Eco-Systems pursuant to the indemnity obligations


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

under Section 3(c) (including any interest provided for therein), (iv) the Repurchase Option, if available, must be exercised prior to the expiration of six (6) months immediately following the full satisfaction of all amounts owed under the New Note, (v) the purchase price of $1,000 in immediately available funds must be tendered at the closing of the conveyance allowed under the Repurchase Option, and (vi) Consolidated and each Subsidiary must execute and deliver at the closing a general release of liability in favor of all APS Indemnified Parties, and such other documents and instruments as APS may request.

         Section 4. Contingent Payments. Consolidated and the Subsidiaries each agree that the payments set forth in this Section (each a "Contingent Payment") will be made upon the occurrence of the events triggering such payments, all as more fully described in subsections (a) through (c) below. Any Contingent Payment received by APS or one of its affiliates is to be applied as set forth in the applicable subsection which describes the Contingent Payment obligation.

                  (a) Payment Upon  Disposition  of  Interests in  Subsidiaries.
Consolidated agrees that it must have APS's prior written approval for any sale or disposition of either the stock or the assets (or any portion thereof) of Exsorbet Technical Services, Inc., an Arkansas corporation doing business as SpilTech Services, Inc. ("SpilTech"), KR Industrial Service of Alabama, Inc., an Alabama corporation ("KR") or any other Subsidiary. Assuming any such sale is negotiated on arms-length terms, APS will agree to give such approval provided Consolidated first notifies APS in writing of the possibility of such disposition and provides APS (prior to execution) with copies of the documents
governing  such   disposition.   Consolidated

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

acknowledges  and  agrees  that,
notwithstanding the foregoing or any other provision of this Agreement, any such disposition is, and remains after the Effective Date, prohibited under the Transaction Documents, absent the express prior written consent of APS in each instance.

                  Consolidated further agrees that, with respect to any sale of the stock or assets of either SpilTech or KR, such documents must provide that seventy-five percent (75%) of the net proceeds from such disposition (after payment of only perfected secured indebtedness which is senior to the liens of
APS) will be paid directly to APS at the closing of the disposition, limited in amount, however, to the aggregate of all amounts then owing to APS by Consolidated and the Subsidiaries. APS agrees that it will apply any Contingent Payment received pursuant to this subsection first to satisfaction of all Additional Reimbursable Costs and then to satisfaction of interest and principal under the Existing Debt, or, once the New Note has been accepted by APS pursuant hereto, to interest and principal owed under the New Note. But in the event that, prior to APS's acceptance of the New Note, APS receives combined Contingent Payments pursuant to this subsection and dividends from Eco-Systems that it may retain pursuant to Section 3(g), in excess of the sum of (i) all Additional Reimbursable Costs, plus (ii) $375,000, then any such excess amount will not be applied to the Existing Debt, but will rather be applied by APS as a contingent prepayment of the New Note (contingent only upon APS's acceptance of the New Note); provided, however, that such excess amount will be applied to the Existing Debt in the event that APS does not accept the New Note.

                  (b) Payment Upon Disposition of Interests in Consolidated. Consolidated agrees that prior to any sale, change of control transaction, or other disposition (by merger,

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consolidation or otherwise) of either its stock or
its assets (or any portion thereof), Consolidated will notify APS in writing of the possibility of such disposition and provide APS (prior to execution) with copies of the documents governing such disposition. Consolidated acknowledges and agrees that, notwithstanding the foregoing or any other provision of this Agreement, any such disposition is, and remains after the Effective Date, prohibited under the Transaction Documents, absent the express prior written consent of APS in each instance.

                  Consolidated agrees that the documents governing such disposition must provide that seventy-five percent (75%) of the net proceeds from such disposition (prior to any payment or other consideration being received by any direct or indirect shareholders or controlling persons of Consolidated) will be paid to APS at the closing of the disposition, limited in amount, however, to $600,000. APS agrees that it will apply any Contingent
Payment received pursuant to this subsection to satisfaction of interest and principal under the Existing Debt, or, once the New Note has been accepted by APS pursuant hereto, to the Deficiency Obligation. In no event will amounts paid under this subsection be applied to the New Note.

                  Notwithstanding the foregoing or any other provision of this Agreement to the contrary, this subsection (b) shall not apply to any sale of stock of either KR or SpilTech as long as the Contingent Payment obligations in
Section 4(a) have been fully satisfied with respect to such sale of stock.

                  (c) Payment Upon Settlement of Everen Securities Lawsuit. Consolidated and the Subsidiaries agree to pay to APS seventy-five percent (75%) of the total cash proceeds

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

payable to them (after deduction of only legal fees and up to $75,000 payable to American Dynasty Insurance Company), by way of settlement, judgment or otherwise, out of or in relation to any litigation and claims (whether or not asserted as of the Effective Date, but including, without limitation, the litigation pending on the Effective Date) between Everen Securities and/or any of its affiliates or insurers on the one hand and Consolidated and/or any of its affiliates on the other hand, limited in amount, however, to $600,000. Consolidated and the Subsidiaries agree that they will promptly pay such amounts to APS upon receipt and will not dispose of, settle or agree to the entry of any judgment without the prior written consent of APS; provided, however, that such consent may not be withheld if such disposition, settlement or judgment explicitly provides for immediate payment of $600,000 to APS pursuant to this Section. APS agrees that it will apply any Contingent Payment received pursuant to this subsection to satisfaction of interest and principal under the Existing Debt, or, once the New Note has been accepted by APS pursuant hereto, to the Deficiency Obligation. In no event will amounts paid under this subsection be applied to the New Note.

         Consolidated agrees that it must provide APS with at least ten (10) days opportunity, prior to the closing of any disposition described in the foregoing subsections (a) or (b), or prior to finalizing any settlement or judgment described in subsection (c), and after receipt by APS of all documents, instruments and agreements related to such disposition, settlement or judgment, to review the terms and conditions of such and to ensure compliance with the conditions imposed under this Agreement and under any of the other Transaction Documents. Furthermore, Consolidated agrees to cooperate with APS and to provide APS access to, and participation in, the closing of any such disposition, settlement or judgment all as requested by APS in order to ensure compliance with the terms and conditions of the Transaction Documents. Upon any breach by Consolidated of the terms and provisions of this Section, the entire Deficiency Obligation shall automatically become immediately due and payable without any limitation on the source of repayment as otherwise provided herein.

         Section 5.        Additional Covenants.

                  (a) Future Subsidiaries. Consolidated and each Subsidiary agrees that it will take any and all actions that may be necessary to cause any future corporations or other entities that become owned or controlled, wholly or partially, directly or indirectly, by Consolidated or that Subsidiary after the Effective Date to execute and deliver to APS (i) a counterpart to this Agreement, and (ii) a payment and performance guaranty agreement and a first lien security agreement on all of its assets, each for the benefit of APS covering all payment and performance obligations of Consolidated, in substantially the same form of the guaranty agreements and security agreements executed by the Subsidiaries that are included in the Security Documents. Consolidated and each Subsidiary further agrees that, with respect to each such newly owned or controlled corporation or entity, it will (i) execute and deliver to APS a first lien, perfected security interest in and to all of the capital stock or other equity interests held by Consolidated or the Subsidiary in that entity and (ii) take any and all other actions as may be necessary to ensure that such entity is considered a Subsidiary hereunder for all purposes.

                  (b) Dismissal of Lawsuit. APS agrees to dismiss, within 10 business days of the Effective Date, the existing lawsuit by APS against Consolidated. Such dismissal, however, will be without prejudice and without any limitation on the refiling of the same or other lawsuits by APS or its affiliates against Consolidated, any Subsidiary or any of their respective affiliates.

                  (c) Existing Covenants Under Transaction Documents. Consolidated and each of the Subsidiaries covenants and agrees that it will continue to comply with all of the covenants set forth in the Transaction Documents to which it is a party.

                  (d) Other Agreements. Consolidated agrees to execute and deliver, concurrently with its execution and delivery of this Agreement, the Assignment and Security Agreement attached hereto as Exhibit C and the Security Agreement attached hereto as Exhibit D, both of which, for all purposes hereof, shall be deemed to be included within the Additional Security Documents. Furthermore, each of Eco-Systems, SpilTech and KR agrees to execute and deliver, concurrently with its execution and delivery of this Agreement, a Security Agreement in a form attached hereto as Exhibit E, which shall, for all purposes of this Agreement, be considered included in the Additional Security Documents.

                  (e) Financial Reporting Requirements. In addition to such financial and other reporting requirements as may be provided pursuant to the Transaction Documents, Consolidated covenants and agrees that it will, after the date of this Agreement, provide to APS true and correct copies of all financial statements, reports or summaries concerning the business, financial condition or operations of Consolidated or any of the Subsidiaries (or Consolidated and the Subsidiaries on a consolidated basis), within ten (10) days after such statements, reports or summaries become available to Consolidated. Furthermore, any such statements, reports or summaries shall contain a written statement signed by the Chief Financial Officer of Consolidated to the effect that the financial information contained therein has been prepared in accordance with generally accepted accounting principles, consistently applied, and is fairly and accurately presented.

                  (f) Consolidated and Eco-Systems each agree that they will (i) vigorously contest any lawsuit, claim or action filed against either Consolidated or Eco-Systems by former accountants of Consolidated and (ii) allow APS full participation in the defense of any such lawsuit, claim or action.

         Section 6. No Additional Financings. The parties acknowledge and agree that certain of the Transaction Documents provide that, without the prior consent of APS, neither Consolidated nor any of the Subsidiaries will create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guaranty of the debt of another, or otherwise) other than to APS, except trade debts incurred in the ordinary course of business. The parties hereto covenant and agree that such provisions of the Transaction Documents remaining binding and enforceable in all respects, are to be broadly construed for the benefit of APS, and that the prohibitions on creating, incurring, assuming or becoming liable for, any indebtedness, etc., shall be deemed to preclude, without limitation, not only traditional methods of financing, but also financings in the form of factoring, assets securitizations, sale and lease backs, financings through the issuance of equity securities, debt securities or convertible securities, debenture or bond financings and all other forms of financing and borrowing, except for open account trade payables incurred in the ordinary course of business; provided, however that the following will not be deemed to constitute a violation of the foregoing prohibition: (i) factoring transactions that occurred prior to October 15, 1997, so long as there has not since October 15, 1997 been, and there is not after the date of this Agreement, any increase in the amounts due or involved in such factoring relationships and (ii) refinancing of existing obligations (but only those existing obligations which are themselves not in violation of any of the Transaction Documents), so long as there is not any increase in amounts due under such existing obligations.

         Section 7. Representations and Warranties. Consolidated and each of the Subsidiaries hereby, jointly and severally, represents and warrants to APS (as of the Effective Date), and covenants with APS, as follows:

                  (a) Consolidated and each of the Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the state of their incorporation, and has full corporate power and authority to carry on its business as now conducted, to enter into and perform this Agreement, and to perform all of its obligations under and pursuant to this Agreement, the Existing Note, the Refinancing Agreement, each Security Document, and each other document, agreement, contract, instrument or certificate contemplated by or executed and delivered in connection with any of the foregoing, including, without limitation, the New Note (if issued and accepted) and those certain agreements referred to in Section 5(d) above and in Section 7(g) below (collectively, including this Agreement, the "Transaction Documents"), to which it is a party.

                  (b) This Agreement has been duly and validly authorized, executed and delivered by Consolidated and each of the Subsidiaries, and constitutes the valid and binding obligation of Consolidated and each of the Subsidiaries, enforceable against them in accordance with its terms. Furthermore, each of the Transaction Documents is, or will be when executed and delivered, the valid and binding obligation of the parties thereto (other than APS), enforceable against the parties thereto (other than APS) in accordance with its respective terms.

                  (c) There is only one class of capital stock of Consolidated, Eco-Systems, SpilTech and KR outstanding.

                  (d) Consolidated's and each of the Subsidiaries' representations and warranties under each of the Transaction Documents to which they are parties was true and correct when made, and remains true and correct as of the Effective Date of this Agreement.

                  (e) The entering into, and delivery and performance of their obligations under, the Transaction Documents does not, and will not, (i) conflict with or constitute a breach of, or default under, any organizational document, bylaw, contract, agreement or obligation applicable to Consolidated or any of the Subsidiaries or (ii) require any notice to, declaration, filing or registration with, or permit or consent from, any domestic or foreign governmental or regulatory body or authority, or any other person or entity, including, without limitation, any party to any contract or agreement by which Consolidated or any Subsidiary is bound or any approval by the shareholders of Consolidated or any Subsidiary.

                  (f) Following the Foreclosure described in Section 3(a) hereof, APS will, directly or indirectly, enjoy sole and exclusive ownership, free and clear of any liens or encumbrances, of any and all of the capital stock, of all classes, of Eco-Systems. Furthermore, APS will enjoy all of the rights and benefits of stock ownership with respect to any shares of capital stock of Eco-Systems acquired through the Foreclosure, including, without limitation, the sole and exclusive right to elect new directors and to amend or replace existing (or adopt new) stock option plans.

                  (g) Consolidated and Eco-Systems, jointly and severally, represent and warrant that Jim Connors has been fully and unconditionally released from his employment with Consolidated and that he is free of any contract, agreement, understanding or other restraint that could be construed as prohibiting his full time employment with Eco-Systems after the date of this Agreement. Consolidated and Eco-Systems, jointly and severally, represent and warrant that, except as set forth and described in detail on (or attached to)
Schedule III, there are no contracts or agreements relating to the employment (as an employee, independent contractor, consultant or otherwise) of any individual by Eco-Systems, and each of them covenants and agrees not to allow any such contract or agreement to be entered into hereafter without APS's prior written consent.

                  (h) Consolidated and each Subsidiary acknowledges and agrees that execution and delivery of each of the Transaction Documents required to be executed by it under this Agreement (or any other Transaction Document) is a condition to each and every obligation of APS under this Agreement.

                  (i) Consolidated and each Subsidiary has supplied APS with all information necessary for APS to conduct appropriate lien searches with respect to any and all property owned by Consolidated and each Subsidiary, and Schedule IV attached hereto contains the location of both the principal place of business (by city) and all property (by county and state) of Consolidated and each Subsidiary.

         Section 8. Release. The parties being released by Consolidated and each of the Subsidiaries by virtue of this Section, all of whom are collectively referred to herein as the "Released Parties", are APS, Eco-Systems, Jim Connors, their principals, shareholders, partners, members, directors, officers, agents, employees, spouses, children, servants, insurers, employee welfare benefit plans, pension and/or deferred compensation plans, administrators and other fiduciaries, parent companies, affiliated entities, subsidiaries, successors and assigns, and each of them, individually and collectively (in each case excluding, however, Consolidated and the Subsidiaries other than Eco-Systems).

                  (a) Release by Consolidated and the Subsidiaries. Each of Consolidated and the Subsidiaries hereby releases and discharges the Released Parties (the "Release"), individually and collectively, of and from any and all claims, causes of action, suits, debts, contracts, agreements (including, with respect to Jim Connors, and without limitation, any existing employment agreement between Jim Connors and Consolidated), promises, liability, demands, damages, and other expenses of any nature whatsoever, at law or in equity, known or unknown, fixed or contingent, contemplated or uncontemplated, whether asserted or assertable, arising out of any matter whatsoever which has occurred from the beginning of time up through and including the date hereof. Without limiting the generality of the foregoing, each of Consolidated and the Subsidiaries hereby acknowledges and agrees that the Release is intended to waive and discharge any and all actions, claims, demands and causes of action arising out of or in any way related to its prior relationship with the Released Parties. But the foregoing provisions do not, and should not be construed so as to, alter, amend or negate the enforceability of this Agreement or any other Transaction Document.

                  (b) Construction. The Release is intended to be and should be construed as a general, complete and final waiver and release of all claims. The Release is being made and executed by each of Consolidated and the Subsidiaries individually and on behalf of its successors, assigns, agents, all persons subrogated to its rights or to whom its rights are secondary or derivative, and all other persons on behalf of whom it is authorized to act.

                  (c) No Admissions. It is expressly understood and agreed that neither this Agreement, the Release, nor the furnishing of consideration for this Agreement or the Release, shall be deemed or construed at any time for any purpose as an admission by anyone of wrongdoing or liability of any kind, all such wrongdoing and liability being expressly denied.

                  (d) Knowledge of Claims. Each of Consolidated and the Subsidiaries expressly warrants and stipulates that it intends for the Release to release any and all claims that it may now have against the Released Parties, regardless of whether such claims have been asserted and regardless of whether such claims arise out of or are related in any way to any facts in existence on or before the date of this Agreement.

         Section 9. Further Assurances. Consolidated and each Subsidiary agrees to cooperate fully with APS, and to take such steps and execute and deliver such documents, instruments or certificates as may be necessary to carry out, or further evidence, its obligations under this Agreement.

         Section 10. Effect of Agreement. The parties hereto acknowledge and agree that this Agreement does not constitute an amendment, modification, replacement or limitation on any of APS' rights under and pursuant to any of the Transaction Documents, and all of the Transaction Documents are intended to be, and remain, binding and enforceable in accordance with their terms. The Transaction Documents are intended to be construed consistently with this Agreement. However, in the event of a direct conflict between the terms of any of the Transaction Documents and this Agreement, the terms of this Agreement shall control. Consolidated and each of the Subsidiaries represents, warrants, covenants and agrees that (i) APS has not breached or defaulted under any contractual obligations to any of them, and (ii) there are no defenses available to Consolidated or any of the Subsidiaries against the enforceability of each and every of their obligations under the Transaction Documents.

         Without limiting the foregoing, and except as expressly provided in any release arising out of that certain action filed in the United States District Court for the Western District of Texas, Austin Division, Case No. A98CA375-SS, Consolidated and each of the Subsidiaries expressly acknowledges and agrees that
APS is not relinquishing, waiving or otherwise modifying any right, claim or cause of action it has or may have, against Consolidated or any of the Subsidiaries or any of their affiliates, directors, officers, shareholders or employees, including, without limitation, any such claims, rights or causes of action related to the negotiation and entering into the various agreements and transactions which gave rise to any of the Transaction Documents, or any misrepresentation made in connection therewith, or any breach or default thereunder.

         Consolidated and the Subsidiaries agree to an extension or tolling of all defenses based on the passage of time, including but not limited to statutes of limitation and principles of laches, applicable or relating to any possible claims, demand, and/or cause of action which APS may have that arises out of or in connection with any of the Transaction Documents any of the transactions giving rise to the Original Note or any other transaction, act or omission involving APS or any of the APS Indemnified Parties, or the promises, warranties, inducements, or representations in connection therewith. Such tolling and extension of the time in which APS may bring any such claim, demand, and/or cause of action shall extend until the Existing Debt, or all amounts due under the New Note and Deficiency Obligation (if the New Note is issued) have been paid in full.

         Section 11. Reimbursement of Expenses. Without in any way reducing or otherwise limiting any of Consolidated's or the Subsidiaries' other obligations to reimburse expenses pursuant to any of the Transaction Documents or otherwise, Consolidated agrees to reimburse APS for (i) $45,000 previously advanced by APS or its affiliates on behalf of Consolidated,

(ii) all legal,  accounting  and
other costs, fees and expenses incurred by APS in negotiating, preparing and entering into this Agreement and the other Transaction Documents, and perfecting the various security interests granted pursuant thereto and (iii) all legal, accounting and other costs, fees and expenses incurred by APS or one of its affiliates at any time after March 1, 1999 and arising out of or related to the transactions contemplated in this Agreement. All amounts for which reimbursement is due under this Section are collectively referred to herein as the "Additional Reimbursable Costs."

         Section 12. Remedies. This Agreement may be enforced at law or in equity, including, but not limited to, injunctive relief. In case any one or more of the provisions of this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, any other provision hereof in this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. Such invalid, illegal or unenforceable provisions shall be given effect to the maximum extent then permitted by law. Consolidated and the Subsidiaries shall be deemed to be in joint and several default under this Agreement if there is any default under any of the Transaction Documents.

         Section 13. Governing Law and Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas (except the laws of Texas that would render such choice of law ineffective). Venue for any action relating to this Agreement shall be proper only in Texas.

         Section 14. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         Section 15. Inurement. This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement shall not be assignable by any party hereto (other than APS) without the express prior written consent of APS in each instance. Upon written notice to Consolidated, APS may assign its rights and obligations under this Agreement.

         Section 16. Limitation on Interest: Maximum Rate. The parties agree that, with respect to any and all lending provisions contained in any of the Transaction Documents, they intend to contract in strict compliance with applicable usury law from time to time in effect. To effectuate this intention, the parties acknowledge and agree that none of the terms and provisions of any of the Transaction Documents, whether now existing or arising hereafter, shall ever be construed as a contract to pay interest for the use, forbearance or detention of money in excess of the Maximum Rate (as hereinafter defined). If, from any possible construction of any Transaction Document, interest would otherwise be payable to the lender thereunder in excess of the Maximum Rate, any such construction shall be subject to the provisions of this Section and such document shall be automatically reformed and the interest payable to the lender thereunder shall be automatically reduced to the Maximum Rate permitted under applicable law, without the necessity of the execution of any amendment or new document. Neither the borrower, endorsers or other persons that now or hereafter become liable for payment of any obligation referred to herein shall ever be liable for any unearned interest on the principal amount or shall ever be required to pay interest thereon in excess of the Maximum Rate. Any party that is a lender under any Transaction Document and any subsequent holder of the related loan expressly disavows any intention to charge or collect unearned or excessive interest or finance charges in the event the maturity of such loan, is accelerated. If the maturity of such loan is accelerated for any reason, whether as a result of a default under the loan, or by voluntary prepayment, or otherwise, any amounts constituting interest, or adjudicated as constituting interest, which are then unearned and have previously been collected by such lender or any subsequent holder of the loan shall be applied to reduce the principal balance thereof then outstanding, or if such amounts exceed the unpaid balance of principal, the excess shall be refunded to the borrower thereunder. In the event such lender or any subsequent holder of the loan ever receives, collects or applies as interest any amounts constituting interest or adjudicated as constituting interest which would otherwise increase the interest to an amount in excess of the amount permitted under applicable law, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the loan, and, if the principal balances of the loan is paid in full, any remaining excess shall be paid to the borrower thereunder. In determining whether or not the interest paid or payable under the specific contingencies exceeds the Maximum Rate allowed by applicable law, the borrower and the lender thereunder shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium, rather than as interest; (ii) exclude voluntary prepayments and the effect thereof; (iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the applicable loan (as it may be renewed and extended) so that the interest rate is uniform throughout the entire term of the loan. The terms and provisions of this section shall control and supersede every other provision of all existing and future agreements between each such lender and each such borrower. As used in this Agreement, "Maximum Rate" means the maximum non-usurious interest rate that at any time or from time to time may be contracted for, taken, reserved, charged or received on the unpaid principal or accrued past due interest under applicable law and may be greater than the applicable rate, the parties hereby stipulating and agreeing that the lender may contract for, take, reserve, charge or receive interest up to the Maximum Rate without penalty under any applicable law; and "applicable law" means the laws of the State of Texas or the laws of the United States of America, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future. In the event applicable law provides for an interest ceiling under Chapter One of Title 79, Texas Revised Civil Statutes Annotated, as amended, that ceiling shall be the indicated rate ceiling, subject to any right the lender may have in the future to change the method of determining the Maximum Rate.

         Section 17. Treatment of 7-7. The parties hereby acknowledge and agree that 7-7, Inc., an Arkansas corporation ("7-7"), is a subsidiary of Consolidated and is a party to various of the Security Documents. Although not a signatory to this Agreement, references in this Agreement to "Subsidiary" shall include 7-7, and nothing in this Section 17 may be construed as a waiver or other relinquishment of rights by APS under any Security Document to which 7-7 is a party.

         Section 18. Notices. Any notices required or permitted to be given under this Agreement shall be given in writing and shall be deemed received (a) when personally delivered to the relevant party at its address as set forth below or (b) if sent by mail, on the third day following the date when deposited in the United States mail, certified or registered mail, postage pre-paid to the relevant party at its address indicated below:

         APS:                       American Physicians Service Group, Inc.
                                    1301 Capital of Texas Highway, Suite C-300
                                    Austin, Texas 78746-6550
                                    Attn: President

         Consolidated               Consolidated Eco-Systems, Inc.
         or                         3201 W. 65th Street
         the Subsidiaries:          Little Rock, Arkansas 72209
                                    Attn: President

         Any party may change its address for purposes of this Agreement by proper notice to the other party.
                                                   [Signature pages to follow]

                               SIGNATURE PAGES TO
                             RESTRUCTURING AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the 25 th day of March, 1999.



         CONSOLIDATED:                        Consolidated Eco-Systems, Inc.


                                              By  /s/ Larry Woodcock

                                              Name    Larry Woodcock

                                              Title   President


         APS:                                 American Physicians Service Group,
                                               Inc.


                                              By   /s/ Duane K. Boyd, Jr.

                                              Name     Duane K. Boyd, Jr.

                                              Title    VP


         LARCO:                               Larco Environmental Services, Inc.


                                              By  /s/ Larry Woodcock

                                              Name    Larry Woodcock

                                              Title   President

                               SIGNATURE PAGES TO
                             RESTRUCTURING AGREEMENT
                                   (continued)

         CES:                               Consolidated Environmental
                                            Services, Inc.

                                            By  /s/ Larry Woodcock

                                            Name    Larry Woodcock

                                            Title   President


         CIERRA:                            Cierra, Inc.

                                            By  /s/ Larry Woodcock

                                            Name    Larry Woodcock

                                            Title   President


         KR INDUSTRIAL:                     KR Industrial Service of Alabama,
                                                                       Inc.

                                            By  /s/ Larry Woodcock

                                            Name    Larry Woodcock

                                            Title   President

                               SIGNATURE PAGES TO
                             RESTRUCTURING AGREEMENT
                                   (continued)

         EXSORBET TECHNICAL:                Exsorbet Technical Services, Inc.

                                            By  /s/ Larry Woodcock

                                            Name    Larry Woodcock

                                            Title   President



         ECO-SYSTEMS:                       Eco Acquisition, Inc.

                                            By  /s/ Larry Woodcock

                                            Name    Larry Woodcock

                                            Title   President

                                   SCHEDULE I

                                  SUBSIDIARIES

         1. Consolidated Environmental Services, Inc., an Arkansas corporation

         2.       Cierra, Inc., an Arkansas corporation

         3.       Larco Environmental Services, Inc., a Louisiana corporation

         4.       KR Industrial Service of Alabama, Inc., an Alabama corporation

         5. Exsorbet Technical Services, Inc., an Arkansas corporation doing business as SpilTech Services, Inc.

         6. Eco Acquisition, Inc., an Arkansas corporation also known as Eco-Systems, Inc.

         7.       7-7, Inc., an Arkansas corporation

                                   SCHEDULE II

                           EXISTING SECURITY DOCUMENTS

         1. Guaranty Agreement dated September 30, 1996 in favor of American Physicians Service Group, Inc. from Consolidated Environmental Services, Inc.

         2. Guaranty Agreement dated September 30, 1996 in favor of American Physicians Service Group, Inc. from Cierra, Inc.

         3.       Guaranty  Agreement  dated  September  30,  1996 in  favor  of
                  American   Physicians   Service   Group,   Inc.   from   Larco
                  Environmental Services, Inc.

         4. Guaranty Agreement dated September 30, 1996 in favor of American Physicians Service Group, Inc. from KR Industrial Service of Alabama, Inc.

         5.       Guaranty  Agreement  dated  September  30, 1996 in favor of
                  American Physicians Service Group, Inc. from Exsorbet Technical Services, Inc.

         6. Guaranty Agreement dated September 30, 1996 in favor of American Physicians Service Group, Inc. from Eco Acquisition, Inc.

         7. Guaranty Agreement dated September 30, 1996 in favor of American Physicians Service Group, Inc. from 7-7 Merger, Inc.

         8. Security Agreement dated September 30, 1996 by and between 7-7 Merger, Inc. and American Physicians Service Group, Inc.

         9. Assignment and Security Agreement dated September 30, 1996 by and between American Physicians Service Group, Inc. and Exsorbet Industries, Inc.

         10. Security Agreement dated December 12, 1996 by and between 7-7 Merger, Inc. and American Physicians Service Group, Inc.

         11. Master Refinancing Agreement dated November 6, 1997 by and among Consolidated Eco-Systems, Inc. ("Consolidated") and all of the wholly or partially owned subsidiaries of Consolidated and American Physicians Service Group, Inc.

         12. Promissory Note dated November 6, 1997 executed by Consolidated Eco-Systems, Inc. and payable to American Physicians Service Group, Inc. in the original principal amount of $3,788,580.

         13. Security Agreement dated November 6, 1997 by and between Larco Environmental Services, Inc. and American Physicians Service Group, Inc.

                                       2
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         14.      Assignment  and Security  Agreement  dated November 6, 1997 by
                  and  between  Consolidated  Eco-Systems,   Inc.  and  American
                  Physicians Service Group, Inc.

                                       3
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                                  SCHEDULE III

                              EMPLOYMENT AGREEMENTS



                         [TO BE PREPARED BY CHIP SEXTON]

                                       1
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                                   SCHEDULE IV

                          BUSINESS AND ASSET LOCATIONS

                                    EXHIBIT A

                                    EXHIBIT B

                                    EXHIBIT C

                                    EXHIBIT D

                                    EXHIBIT E


                                       6